                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                                Datascope Corp.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

         1) Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------

         2)       Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------

         4)       Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------

         5)       Total fee paid:

         -----------------------------------------------------------------------

[ ]      Fee previously paid with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:

         -----------------------------------------------------------------------

         2)       Form, Schedule or Registration Statement No.:

         -----------------------------------------------------------------------

         3)       Filing Party:

         -----------------------------------------------------------------------

         4)       Date Filed:

         -----------------------------------------------------------------------

                                DATASCOPE CORP.
                               14 Philips Parkway
                           Montvale, New Jersey 07645

                                ---------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               DECEMBER 12, 2000

                                ---------------


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Datascope Corp. (the "Corporation") will be held at 11:00 a.m., local time, on December 12, 2000, at The Chase Manhattan Bank - Conference Center, 270 Park Avenue, 11th Floor, New York, New York 10017-2070, for the following purposes:

         1. To elect two directors of the Corporation to hold office until the 2003 Annual Meeting of Shareholders and until the election and qualification of their respective successors;

         2. To consider and vote upon a proposal to adopt the Datascope Corp. Management Incentive Plan; and

         3. To transact such other business as may properly come before the meeting.

         Only holders of record of the Corporation's common stock, par value $0.01 per share, at the close of business on October 26, 2000 are entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof. Such shareholders may vote in person or by proxy.

         SHAREHOLDERS WHO FIND IT CONVENIENT ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. IF YOU ARE NOT ABLE TO DO SO AND WISH THAT YOUR STOCK BE VOTED, YOU ARE REQUESTED TO FILL IN, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                        By Order of the Board of Directors,


                                        MURRAY PITKOWSKY
                                        Secretary

Dated:  October 27, 2000

                                DATASCOPE CORP.
                               14 Philips Parkway
                           Montvale, New Jersey 07645

                                ---------------

                                PROXY STATEMENT


         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Datascope Corp. (the "Corporation") of proxies to be used at the Annual Meeting of Shareholders of the Corporation to be held at 11:00 a.m., local time, on December 12, 2000, at The Chase Manhattan Bank - Conference Center, 270 Park Avenue, 11th Floor, New York, New York 10017-2070, and at any adjournment or postponement thereof. The purposes of the Annual Meeting of Shareholders are:

         1. To elect two directors of the Corporation to hold office until the 2003 Annual Meeting of Shareholders and until the election and qualification of their respective successors;

         2. To consider and vote upon a proposal to approve the Datascope Corp. Management Incentive Plan (the "Management Incentive Plan"); and

         3. To transact such other business as may properly come before the meeting.

         If proxy cards in the accompanying form are properly executed and returned, the shares of Common Stock represented thereby will be voted as instructed on the proxy. If no instructions are given, such shares will be voted
(i) for the election as directors of the nominees of the Board of Directors named below, (ii) for the proposal to approve the Management Incentive Plan, and
(iii) in the discretion of the Proxies named in the proxy card on any other proposals to properly come before the meeting or any adjournment or postponement thereof. Any proxy may be revoked by a shareholder prior to its exercise upon written notice to the Secretary of the Corporation, or by the vote of a shareholder cast in person at the meeting. If a proxy is not returned, the shares represented by such proxy will not be voted. The approximate date of mailing of this Proxy Statement is November 8, 2000.

                                     VOTING

         Holders of record of the Corporation's common stock, par value
$0.01 per share ("Common Stock"), on October 26, 2000 will be entitled to vote at the Annual Meeting of Shareholders or any adjournment or postponement thereof. As of that date, there were 14,798,196 shares of Common Stock outstanding and entitled to vote. A majority of the outstanding shares of Common Stock represented at the Annual Meeting of Shareholders in person or by proxy will constitute a quorum for the transaction of business. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business; however, unreturned proxies are not counted for purposes of determining the presence or absence of a quorum. Each share of Common Stock entitles the holder thereof to one vote on all matters to come before the Annual Meeting of Shareholders, including the election of directors.

         The favorable vote of a majority of the votes cast at the Annual Meeting of Shareholders is necessary to elect the nominees for director of the Corporation. The favorable vote of a majority of the votes cast at the Annual Meeting of Shareholders is necessary to approve the Management Incentive Plan. Abstentions, broker non-votes and shares represented by unreturned proxies are not considered votes cast and will have no effect on the outcome of the matters scheduled to be considered at the Annual Meeting of Shareholders. The Board of Directors recommends a vote FOR each of the nominees for director named below and FOR the proposal to approve the Management Incentive Plan.

                         ITEM 1. ELECTION OF DIRECTORS

         Two directors are to be elected at the Annual Meeting of Shareholders. The Board of Directors has recommended the persons named in the table below as nominees for election as directors. All such persons are presently directors of the Corporation. Unless otherwise specified in the accompanying proxy, the shares voted pursuant to it will be voted for the persons named below as nominees for election as directors. If, for any reason, at the time of the election any of the nominees should be unable or unwilling to accept election, it is intended that such proxy will be voted for the election, in such nominee's place, of a substitute nominee recommended by the Board of Directors. However, the Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve as a director.

                 INFORMATION AS TO NOMINEES AND OTHER DIRECTORS

         The following information is supplied with respect to the nominees for election as directors of the Corporation in Class III, and for the directors in Classes I and II whose terms expire at the Annual Meeting of Shareholders occurring in 2001 and 2002, respectively, and until the election and qualification of their respective successors. Unless otherwise indicated below, each director has had the principal occupation(s) indicated on the table for five years or more.

                             NOMINEES FOR DIRECTOR

                         DIRECTORS WHOSE TERM OF OFFICE
                     WILL CONTINUE AFTER THE ANNUAL MEETING

   Class III (If elected each director will hold office until the 2003 Annual
                           Meeting of Shareholders.)


                                                Principal Occupation                        Has Been a Director of
         Name of Director          Age          or Employment                               the Corporation During
         ----------------          ---          --------------------                        ----------------------
         Lawrence Saper             72          Chairman of the Board of Directors            1964 to present
                                                and Chief Executive Officer of the
                                                Corporation

         Arno Nash                  73          Chairman of Iterman Industrial                 1965 to 1967 and
                                                Products Ltd. (1)                              1996 to present


----------

(1) Mr. Nash has served as Chairman of Iterman Industrial Products Ltd. since 1965.


       Class I (Term expires at the 2001 Annual Meeting of Shareholders.)


                                                Principal Occupation                        Has Been a Director of
         Name of Director          Age          or Employment                               the Corporation During
         ----------------          ---          --------------------                        ----------------------
         George Heller              78          Director (2)                                   1970 to 1979
                                                                                               1980 to present

         Alan B. Abramson           54          Attorney (3)                                   1996 to present


----------

(2) Mr. Heller also served as Senior Vice President of the Corporation from 1970 through 1979 and from 1980 through October 1992 and as Secretary of the Corporation from 1970 through 1979 and from 1980 through December 1992.

(3) Mr. Abramson was appointed a Class I director by the Board of Directors of the Corporation effective upon the expiration of his term as a Class III Director to fill the vacancy caused by the resignation of William
         L. Asmundson as a director, since the Corporation's By-Laws require that the classes of directors consist of an equal number of directors to the extent possible. Mr. Abramson has served as President of Abraham Brothers Incorporated since 1972.

      CLASS II (Term expires at the 2002 Annual Meeting of Shareholders.)

                                    Class II


                                                Principal Occupation                        Has Been a Director of
         Name of Director          Age          or Employment                               the Corporation During
         ----------------          ---          --------------------                        ----------------------
         David Altschiller          59          Chairman and Chief Executive Officer           1982 to present
                                                of Hill, Holliday & Altschiller (4)

         Joseph Grayzel, M.D.       69          Consultant to the Corporation and              1969 to present
                                                Physician


----------

(4) Hill, Holliday & Altschiller is the New York office of Hill, Holliday, Connors, Cosmopulos, Inc., a Boston advertising agency.

                             MEETINGS OF THE BOARD

         During the fiscal year ended June 30, 2000, the Board of Directors held five meetings and acted by unanimous written consent on one occasion. Each of the directors attended 75% or more of the aggregate number of meetings of the Board of Directors and committees on which he served.

         The Board of Directors has an audit committee (the "Audit Committee") consisting of Messrs. Abramson, Heller and Asmundson (through August 2000). The primary functions of the Audit Committee are to review the Corporation's financial statements, recommend the appointment of the Corporation's independent auditors and review the overall scope of the audit. The Audit Committee held four meetings during fiscal year 2000.

         The Board of Directors has a stock bonus committee (the "Stock Bonus Committee") consisting of Dr. Grayzel and Messrs. Saper and Heller. The Stock Bonus Committee is empowered to authorize the issuance of shares of Common Stock to certain employees of the Corporation or its subsidiaries who have provided outstanding services on behalf of the Corporation. The Stock Bonus Committee did not hold any meetings during fiscal year 2000.

         The Board of Directors has a compensation committee (the "Compensation Committee") consisting of Messrs. Abramson, Nash and Asmundson (through October
2000). The primary responsibility of the Compensation Committee is to administer and make recommendations to the Board of Directors regarding the Corporation's bonus plans, to review the compensation arrangements relating to officers who are members of the Board of Directors and to administer the Datascope Corp. 1981 Incentive Stock Option Plan and the Datascope Corp. 1995 Stock Option Plan. The Compensation Committee held four meetings during fiscal year 2000.

         The Board of Directors does not have a nominating committee.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Corporation's directors and executive officers and persons who beneficially own more than 10% of a registered class of the Corporation's equity securities ("Reporting Persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission on a timely basis. Reporting Persons are required to furnish the Corporation with copies of all such forms that they file. Based solely on its review of such forms, except as set forth in the remainder of this section, the Corporation believes that all filing requirements applicable to Reporting Persons during and with respect to fiscal year 2000 were complied with on a timely basis.

         The following individuals who were executive officers of the Corporation during fiscal year 2000 acquired or disposed of shares of Common Stock under the Datascope Corp. 401(k) Savings and Supplemental Retirement Plan (the "401(k) Plan") on a monthly basis and, under Section 16(a) of the Exchange Act, a Form 4 was required to be filed by each executive officer within ten days after the end of the month in which each acquisition occurred: Lawrence Saper, Nicholas Barker, John Gilbert and S. Arieh Zak. Rather than filing a Form 4 in respect of each acquisition of shares of Common Stock pursuant to the 401(k) Plan to report such acquisition or disposal, each such executive officer filed a Form 5 required by Section 16(a) of the Exchange Act on or about August 3, 2000.

                   SECURITY OWNERSHIP OF CERTAIN SHAREHOLDERS

         The following table provides information as to each person who is known to the Corporation to be the beneficial owner of more than 5% of the Corporation's voting securities as of October 2, 2000 (unless otherwise indicated):


                                                          Amount and Nature of           Percent of
         Name and Address of Beneficial Owner (1)       Beneficial Ownership (1)      Common Stock (2)
         ----------------------------------------       ------------------------      ----------------
         Lawrence Saper
         Datascope Corp.                                        2,860,215 (3)               18.8%
         14 Philips Parkway
         Montvale, New Jersey 07645

         Private Capital Management, Inc.
         3003 Tamiami Trail N.                                  1,267,189 (4)                8.6%
         Naples, Florida 34103


----------

(1) This table identifies persons having sole voting and investment power with respect to the shares set forth opposite their names as of October 2, 2000, except as otherwise disclosed in the footnotes to the table, according to information publicly filed or furnished to the Corporation by each of them.

(2) Shares beneficially owned, as recorded in this table, expressed as a percentage of the shares of Common Stock of the Corporation outstanding as of October 2, 2000. For purposes of calculating Mr. Saper's beneficial ownership, any shares issuable pursuant to options exercisable within 60 days of October 2, 2000 are deemed to be outstanding.

(3) Includes (i) 38,621 shares owned by trusts created by Mr. Saper for his children, (ii) 3,150 shares owned by Carol Saper, Mr. Saper's wife, and
         (iii) 41,885 share's owned by the Lawrence and Carol Saper Foundation, a charitable foundation.

(4) Private Capital Management, Inc. ("PCM") is an Investment Adviser registered under Section 203 of the Investment Advisers Act of 1940, as amended. As of October 2, 2000, PCM had shared investment power with respect to 1,267,189 shares of Common Stock and did not have sole investment power, shared voting power or sole voting power with respect to any shares of Common Stock. The information set forth herein was obtained from information furnished to the Corporation by PCM on October 6, 2000.

                        SECURITY OWNERSHIP OF MANAGEMENT

         The following table shows the number of shares of Common Stock beneficially owned by the Corporation's directors, executive officers identified in the summary compensation table below (excluding Mr. Saper, whose holdings are shown in the preceding table) and all directors and executive officers as a group as of October 2, 2000:


                                                                Amount and Nature              Percent of
         Name of Beneficial Owner(1)                      of Beneficial Ownership            Common Stock(2)
         ---------------------------                      -----------------------            ---------------
         Alan B. Abramson..............................                 5,000 (3)                   *
         David Altschiller.............................                16,650 (4)                   *
         Leonard S. Goodman............................                18,000 (5)                   *
         Joseph Grayzel, M.D...........................               247,071 (6)                  1.7%
         George Heller.................................                47,068                       *
         Arno Nash.....................................                13,500 (7)                   *
         Murray Pitkowsky..............................                64,484 (8)                   *
         Paul J. Southworth............................                25,000 (9)
         S. Arieh Zak..................................                42,752(10)                   *
         All executive officers and directors as a
         group (consisting of 15 individuals)..........             3,422,278(11)                 22.1%


----------

* Represents less than 1% of the shares of Common Stock of the Corporation outstanding as of October 2, 2000.

(1) This table identifies persons having sole voting and investment power with respect to the shares set forth opposite their names, except as otherwise disclosed in the footnotes to the table, according to information furnished to the Corporation by each of them.

(2) Shares beneficially owned, as recorded in this table, expressed as a percentage of the shares of the Common Stock of the Corporation outstanding as of October 2, 2000. For the purpose of calculating each person's beneficial ownership, any shares issuable pursuant to options exercisable within 60 days of October 2, 2000 are deemed to be beneficially owned by, and outstanding with respect to, such person.

(3) Consists of 5,000 shares which are issuable pursuant to currently exercisable options.

(4) Includes 15,000 shares which are issuable pursuant to currently exercisable options.

(5) Includes 15,000 shares which are issuable pursuant to currently exercisable options.

(6) Includes 30,000 shares which are issuable pursuant to currently exercisable options. Does not include 25,000 shares which are issuable pursuant to options which will vest on the attainment of certain milestones.

(7) Includes 5,000 shares which are issuable pursuant to currently exercisable options.

(8) Includes 35,000 shares which are issuable pursuant to currently exercisable options.

(9) Consists of 25,000 shares which are issuable pursuant to currently exercisable options.

(10) Includes 39,375 shares which are issuable pursuant to currently exercisable options.

(11) Includes 689,400 shares which are issuable pursuant to currently exercisable options.

                     EXECUTIVE OFFICERS OF THE CORPORATION

         The following table sets forth the names, ages and all positions and offices held by the Corporation's present executive officers. Unless otherwise indicated below, each person has held the office indicated for more than five years:


         Name                                        Age       Positions and Offices Presently Held
         ----                                        ---       ------------------------------------
         Lawrence Saper........................       72       Chairman of the Board of Directors and Chief Executive Officer
         Nicholas E. Barker....................       42       Vice President, Design(1)
         James L. Cooper.......................       49       Vice President, Human Resources(2)
         John Gilbert..........................       43       Vice President; President, Collagen Products Division(3)
         Brent Glendening......................       46       Vice President and Chief Information Officer(4)
         Leonard S. Goodman....................       56       Vice President, Chief Financial Officer and Treasurer(5)
         Murray Pitkowsky......................       69       Senior Vice President and Secretary(6)
         Donald Southard.......................       54       Vice President; President, Patient Monitoring Division(7)
         Paul J. Southworth....................       56       Vice President; President, Cardiac Assist Division(8)
         S. Arieh Zak..........................       39       Vice President, Regulatory Affairs and Corporate Counsel(9)


----------

(1) Mr. Barker has been employed by the Corporation as Vice President of Design since December 1997. Mr. Barker was employed by the Corporation as Manager of Corporate Design from October 1993 to December 1997 and as an Industrial Designer from September 1991 to October 1993.

(2) Mr. Cooper has been employed by the Corporation as Vice President of Human Resources since January 1998. Mr. Cooper served as Vice President of Human Resources of Schindler Elevator Corporation from January 1994 to January 1998 and was Group Vice President of Human Resources at Ingersoll-Rand Corporation from August 1988 to January 1994.

(3) Mr. Gilbert has been employed as a Vice President of the Corporation and as the President of the Collagen Products Division since September 1997. Mr. Gilbert served as General Manager of the Collagen Products Division from May 1997 to September 1997. Mr. Gilbert served as Director of VasoSeal Sales for the Collagen Products Division from July 1995 to May 1997. Mr. Gilbert served as an Area Sales Director for the Patient Monitoring Division, beginning in 1994. Prior to becoming Area Sales Director, Mr. Gilbert served as a Regional Sales Manager and Zone Manager for the Patient Monitoring Division. Mr. Gilbert has been employed by the Corporation since 1983.

(4) Mr. Glendening has been employed by the Corporation as Vice President and Chief Information Officer since August 2000. From 1994 through July 2000, Mr. Glendening served as Vice President of Information Services of the Schindler Elevator Corporation.

(5) Mr. Goodman has been employed as Vice President and Chief Financial Officer of the Corporation since October 1998 and served as Treasurer since September 1999. Mr. Goodman served as President of LSG Associates, Financial and Business Strategy Consulting from October 1997 to September 1998. Mr. Goodman served as Senior Vice President and Chief Financial Officer at Benjamin Moore & Co. from April 1997 to September 1997 and was Vice President and Chief Financial Officer at Thompson Minwax Corporation from June 1996 to January 1997. Mr. Goodman served as Vice President, Finance and Chief Financial Officer at GAF Building Materials Corporation from August 1989 to May 1996.

(6) Mr. Pitkowsky has been employed by the Corporation as Senior Vice President since October 1992, and as Secretary since January 1993. From April 1986 through October 1992, Mr. Pitkowsky served as Vice President, Finance and Treasurer of the Corporation. He served as Treasurer from December 1996 to December 1997 and from February 1994 to May 1994. Mr. Pitkowsky also served as Chief Financial Officer from December 1996 to October 1998 and from August 1994 to May 1995. Mr. Pitkowsky also served as acting President of Cardiac Assist from September 1998 to June 1999 and is serving as acting President of InterVascular, Inc. since June 2000.

(7) Mr. Southard has been employed as a Vice President of the Corporation and as the President of the Patient Monitoring Division since February 1997. Mr. Southard served as Vice President, Sales of the Patient Monitoring Division from July 1996 to February 1997. Prior to his employment with the Corporation, Mr. Southard served as Vice President, Sales and Marketing of Elscint, Inc. from August 1994 to June 1996, and as Chief Executive Officer of Serviscope Corp. from November 1991 to May 1994.

(8) Mr. Southworth has been employed as Vice President of the Corporation and as President of the Cardiac Assist Division since June 1999. Prior to his employment with the Corporation, Mr. Southworth served as President of the Vascular Division -- Research and Development/Technical Operations of Boston Scientific Corporation from July 1998 to June 1999 and President of the Meadox Medicals Division of Boston Scientific Corporation from February 1996 to July 1998. From September 1995 to February 1996, Mr. Southworth served as President of the Renal Products Group, National Medical Care Division of W. R. Grace. Mr. Southworth served as Vice President of Worldwide Operations of Davis and Geck Division of American Cyanamid from June 1990 to February 1996.

(9) Mr. Zak has been employed by the Corporation as Corporate Counsel since November 1992, and as Vice President of Regulatory Affairs since September 1995. From 1986 through 1992 Mr. Zak served as a litigation associate at Sullivan & Cromwell.

                             EXECUTIVE COMPENSATION

                           Summary Compensation Table

         The following table sets forth for the fiscal years ended June 30, 2000, 1999 and 1998, the compensation for services in all capacities to the Corporation of those persons who were at June 30, 2000 the chief executive officer and the other four most highly compensated executive officers of the Corporation (collectively, the "Named Executives"):


                                                                                              Long Term Compensation
                                                                                          ----------------------------
                                                       Annual Compensation                       Awards        Payouts
                                                 ---------------------------------------  -------------------  -------
                                                                               Other      Restricted
                                                                               Annual       Stock               LTIP     All Other
                 Name and                        Salary         Bonus       Compensation    Awards    Options  Payouts  Compensation
            Principal Position             Year   ($)            ($)            ($)          ($)        (#)      ($)      ($) (1)
            ------------------             ----  -------        -----       ------------  ----------  -------  -------  ------------
Lawrence Saper ..........................  2000  975,000      3,285,714(2)   282,380(3)       --         --       --       12,551
Chairman of the Board of Directors and     1999  887,662        771,300      267,381(3)       --       70,000     --       12,849
Chief Executive Officer                    1998  850,650        638,000      249,014(3)       --         --       --       11,339

Paul J. Southworth ......................  2000  240,000        260,000(4)      --            --       15,000     --        1,117
Vice President; President, Cardiac Assist  1999    7,385(5)        --           --            --       50,000     --         --
Division                                   1998     --             --           --            --         --       --         --

Leonard S. Goodman ......................  2000  247,500        175,000         --            --       10,000     --        4,155
Vice President, Chief Financial Officer    1999  180,000(6)      97,000(7)      --            --       35,000     --          977
and Treasurer                              1998     --             --           --            --         --       --         --

Murray Pitkowsky, .......................  2000  215,000        150,500         --            --       10,000              11,143
Senior Vice President and Secretary        1999  215,000         75,000         --            --       10,000     --       10,185
                                           1998  215,000         75,000         --            --       10,000     --        8,176

S. Arieh Zak ............................  2000  209,150        147,840         --            --        8,000     --        6,040
Vice President, Regulatory Affairs and     1999  201,000         55,000         --            --        6,500     --        5,921
Corporate Counsel                          1998  192,500         51,000       59,168(8)       --        7,500     --        5,082

----------
(1) Amounts in this column represent (a) the Corporation's matching contributions under the 401(k) Plan, (b) premiums for term life insurance and long term disability insurance and (c) with respect to split dollar life insurance policies maintained by the Corporation for the benefit of Messrs. Saper and Pitkowsky, the actuarial value of the benefit to such Named Executives of the current year's insurance premium paid by the Corporation in excess of that required to fund the death benefit under the policy. The amounts comprising items (a), (b) and (c) described above for each Named Executive in fiscal year 1998 are as follows: Saper: (a) $4,800, (b) $1,124 and (c) $5,415;
         Pitkowsky: (a) $4,750, (b) $996 and (c) $2,430; Goodman: (a) $0 and (b)
         $0; Southworth: (a) $0 and (b) $0; and Zak: (a) $3,978 and (b) $1,104.
         The amounts comprising items (a), (b) and (c) described above for each Named Executive in fiscal year 1999 are as follows: Saper: (a) $4,800,
         (b) $1,124, and (c) $6,925; Pitkowsky; (a) $4,800, (b) $878, and (c)
         $4,507; Goodman: (a) $0 and (b) $977; Southworth: (a) $0 and (b) $0;
         and Zak: (a) $4,800 and (b) $1,121. The amounts comprising items (a),
         (b) and (c) described above for each Named Executive in fiscal year 2000 are as follows: Saper: (a) $4,739, (b) $887 and (c) $6,925;
         Pitkowsky: (a) $4,800, (b) $696 and (c) $5,647; Goodman: (a) $3,038 and
         (b) $1,117; Southworth: (a) $0 and (b) $1,117; and Zak: (a) $4,923 and
         (b) $1,117. Cumulative net life insurance premiums paid under the split dollar life insurance program are recoverable (i) with respect to Mr. Saper, on death, if not recovered earlier, and (ii) with respect to Mr. Pitkowsky, at retirement or death.

(2) Represents total bonus for fiscal year 2000 of which $1,485,714 is subject to shareholder approval of the Management Incentive Plan (See Compensation of the Chief Executive Officer).

(3) Includes payments for automobile and reimbursement for executive portion of split dollar life insurance, respectively, in the following amounts: $72,457 and $158,842 in fiscal year 2000; $70,490 and $145,115 in fiscal year 1999; $69,290 and $131,970 in fiscal year 1998.

(4)      Includes sign-on bonus of $100,000.

(5) Mr. Southworth began his employment with the Corporation on June 21, 1999.

(6) Mr. Goodman began his employment with the Corporation on October 4, 1998.

(7)      Includes sign-on bonus of $25,000.

(8) Includes $43,242 reimbursement for medical expenses and $15,926 representing personal use of automobile leased by the Corporation.


Options Of Named Executives To Purchase Securities

         On October 1, 1981, the Corporation adopted the 1981 Stock Option Plan, which was subsequently approved at the 1981 Annual Meeting of Shareholders. Options that qualify as, and options that do not qualify as, incentive stock options under the Internal Revenue Code of 1986, as amended (the "Code"), may be granted thereunder. The 1981 Stock Option Plan, as amended, reserved 3,075,000 shares of Common Stock for issuance to key employees and officers recommended and approved by the Board of Directors, or a committee thereof, at a price not less than 100% (or, in the case of an incentive stock option granted to a 10% shareholder, 110%) of the fair market value of the shares purchased thereunder on the date of grant. No option may be exercisable more than ten years from the date of grant, and an incentive stock option granted to a 10% shareholder may not be exercisable more than five years from the date of grant. The 1981 Stock Option Plan is administered by the Compensation Committee. The 1981 Stock Option Plan terminated on September 30, 1996; consequently, the Corporation can no longer issue options under the 1981 Stock Option Plan. However, options issued thereunder remain outstanding.

         On September 19, 1995, the Corporation adopted the 1995 Stock Option Plan, which was subsequently approved at the 1995 Annual Meeting of Shareholders. Options that qualify as, and options that do not qualify as, incentive stock options under the Code may be granted thereunder. The 1995 Stock Option Plan, as amended, reserved 2,750,000 shares of Common Stock for issuance to key employees and officers recommended and approved by the Board of Directors, or a committee thereof, at a price not less than 100% (or, in the case of an incentive stock option granted to a 10% shareholder, 110%) of the fair market value of the shares purchased thereunder on the date of grant. No option may be exercisable more than ten years from the date of grant, and an incentive stock option granted to a 10% shareholder may not be exercisable more than five years from the date of grant. The Stock Option Plan is administered by the Compensation Committee. The 1995 Stock Option Plan terminates on September 17, 2005.

Option Grants in Last Fiscal Year

                                                  Individual Grants                                         Potential Realized
                                           ----------------------------                                  Value at Assumed Annual
                                             Number of     % of Total                                     Rates of Stock Price
                                            Securities      Options                                    Appreciation for Option Term
                                            Underlying     Granted to      Exercise                    ----------------------------
                                             Options      Employees in       Price       Expiration
Name                                        Granted(#)     Fiscal Year      ($/sh)          Date               5%($)       10%($)
-----                                      ----------      ------------     ------          ----               -----       ------
Lawrence Saper .........................         --           --                --           --                 --           --
Paul J. Southworth .....................     15,000(1)       3.5            37.032       May 15, 2010        349,217     884,916
Leonard S. Goodman .....................     10,000(1)       2.3            37.032       May 15, 2010        232,812     589,944
Murray Pitkowsky .......................     10,000(1)       2.3            37.032       May 15, 2010        232,812     589,944
S. Arieh Zak ...........................      8,000(1)       1.9            37.032       May 15, 2010        186,249     471,955


----------
(1) The option becomes exercisable in four equal annual installments beginning on May 16, 2001. However, prior to May 16, 2005, the portion of the option is exercisable only if the average of the high and low sales prices of the Corporation's Common Stock as quoted on The Nasdaq Stock Market on the trading day immediately preceding the exercise date is equal to or greater than $46.25. After May 16, 2005, the option is fully exercisable, without regard to the price of the Corporation's Common Stock.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

                                                                  Number of Securities
                                Shares                           Underlying Unexercised      Value of Unexercised In-the-
                               Acquired            Value         Options at Fiscal Year        Money Options at Fiscal
                             on Exercise         Realized          End(#) Exercisable/         Year End($) Exercisable/
Name                            (#)                 ($)              Unexercisable                  Unexercisable
----                         -----------         ---------           -------------                 --------------
Lawrence Saper (1)              75,000           1,921,875           540,000/0                     10,766,485/0
Paul J. Southworth                   0                   0           25,000/40,000                 203,125/203,125
Leonard S. Goodman                   0                   0           8,750/36,250                  115,237/345,713
Murray Pitkowsky .              12,500             272,500           31,250/26,250                 433,995/202,736
S. Arieh Zak (2) .               2,000              40,000           35,625/20,375                 557,569/163,596

(1) Does not include an option to purchase 10% of the shares of common stock of Genisphere, Inc., a subsidiary of the Corporation. See Report of the Compensation Committee.

(2) Does not include an option to purchase 1% of the shares of common stock of Genisphere, Inc., a subsidiary of the Corporation.

Pension Plan and Supplemental Benefit Plans

Pension Plan

         The Corporation maintains the Datascope Corp. Pension Plan. Each year the Corporation contributes an amount necessary to fund the plan on an actuarial basis. Pension benefits to be received upon retirement are determined by an employee's highest 5 consecutive years' earnings (based on base salary, commission and certain bonus compensation paid to sales and service representatives) in the 10 years preceding retirement, length of service with the Corporation and age at retirement. Mr. Saper is currently credited with 36 years of service under the plan, Mr. Pitkowsky with 14 years, Mr. Goodman with
1.5 years, Mr. Southworth with 1 year and Mr. Zak with 8 years. Pensions are reduced by 1.5% of an employee's estimated primary Social Security benefit for each year of credited service (to a maximum of 33 1/3 years). The net pension is limited as required by the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The table below illustrates annual pension benefits on a single life basis, assuming retirement at age 65 and prior to reduction for Social Security benefits or application of the ERISA limits.

Pension Plan Table

                                    Years of Service
                 --------------------------------------------------------------
Final Average
Compensation         15          20           25            30            35
------------         --          --           --            --            --
    $125,000     $ 28,125    $ 37,500     $ 46,875      $ 56,250      $ 65,625
     150,000       33,750      45,000       56,250        67,500        78,750
     175,000       39,375      52,500       65,625        78,750        91,875
     200,000       45,000      60,000       75,000        90,000       105,000
     225,000       50,625      67,500       84,375       101,250       118,125
     250,000       56,250      75,000       93,750       112,500       131,250
     300,000       67,500      90,000      112,500       135,000       157,500
     400,000       90,000     120,000      150,000       180,000       210,000
     450,000      101,250     135,000      168,750       202,500       236,250
     500,000      112,500     150,000      187,500       225,000       262,500

Supplemental Benefit Plans

              The Corporation also maintains certain plans which provide for supplemental pension benefits for Messrs. Saper and Pitkowsky (the "Supplemental Benefits Plans"). Under the terms of the plan maintained for Mr. Pitkowsky, he is entitled to receive upon retirement a total annual benefit of $120,000, which is payable for life, based on a joint and survivor basis. The payments to be received were determined based upon Mr. Pitkowsky's employment by the Corporation past age 65. The plan in effect for Mr. Saper during fiscal year 2000 provides that upon his retirement, Mr. Saper is entitled to receive annual lifetime payments, the amounts of which will be based on 60% of the average total compensation for the three years in which Mr. Saper's compensation was greatest of the ten years immediately preceding Mr. Saper's retirement, less the benefit payable under the Datascope Corp. Pension Plan. However, the supplemental retirement benefit will not be less than the value of the benefit that would have been payable had Mr. Saper's retirement occurred at age 65, which amount is actuarially increased to his actual retirement date. At June 30, 2000, the estimated annual benefit payable to Mr. Saper under his Supplemental Benefits Plan approximates $1,406,400. Under the terms of Mr. Saper's Supplemental Benefits Plan, the annual benefit will be increased to reflect changes in his compensation to retirement. The plan in effect for Mr. Saper provides survivor benefits in the form of a $10,000,000 life insurance policy, maintained pursuant to a split-dollar agreement among Mr. Saper, the Corporation, and a trust for the benefit of Mr. Saper's family (the "Trust"). The Corporation's net investment in the program is recoverable on Mr. Saper's death, but may be repaid sooner by the Trust. Benefits under each Supplemental Benefits Plan are paid from the general funds of the Corporation; however, the Corporation purchases key-man insurance intended to recover a substantial portion of the net after-tax cost of the benefits.

Compensation of Directors and other Matters

         The annual retainer for each director of the Corporation (except Messrs. Saper and Altschiller and Dr. Grayzel) is $24,000, which is payable in shares of Common Stock pursuant to the Datascope Corp. Non-Employee Director Compensation Plan (the "Non-Employee Director Plan"). Payment of the annual retainer will generally occur at the beginning of the next succeeding calendar year. In connection with the payment of annual retainers, the Corporation has reserved 25,000 shares of Common Stock for issuance. A director may elect to defer receipt of compensation, in which case the annual retainer will be paid entirely in shares of Common Stock. In the case of directors electing current receipt of compensation, 40% of such portion is paid in cash (to approximate current federal income tax liability) and the balance in Common Stock of the Corporation.

         From time to time, the Corporation has granted options to directors to purchase shares of Common Stock. These options remain exercisable in full until the earlier of ten years after the date of grant or the termination of status as a director of the Corporation, and are not transferable except that each of the options may be exercised by an executor or administrator within one year after an optionee's death or disability but not beyond the option's normal expiration date. Each option provides that the optionee may pay for any shares acquired pursuant to the exercise of such option by cash or check or by transfer to the Corporation of a number of shares of Common Stock with an aggregate market value equal to the aggregate option exercise price. Such options do not qualify as incentive stock options under the Code. For federal income tax purposes, an optionee will realize taxable income on the date of exercise of an option, and the Corporation will then be allowed a deduction from income, equal to the excess of (a) the aggregate market value, on the date of exercise, of the shares so acquired over (b) the aggregate option exercise price for such shares.

         Transactions with respect to stock options granted to directors who are officers of the Corporation pursuant to the 1981 Stock Option Plan and the 1995 Stock Option Plan and with respect to the certain director options which have been approved by the shareholders of the Corporation are exempt from the short-swing trading liability provisions of Section 16(b) of the Exchange Act, pursuant to Rule 16b-3 of the Exchange Act. The 1981 Stock Option Plan and the 1995 Stock Option Plan do not cover grants to directors who are not employees or officers of the Corporation.

         Mr. Altschiller has been engaged as a consultant to the Corporation since September 1998, providing advice and counsel in the area of advertising. In consideration for these services, the Corporation paid Mr. Altschiller a consulting fee of $134,500 during fiscal year 2000. In addition, Mr. Altschiller was paid a discretionary bonus of $25,000 during fiscal year 2000.

         Dr. Grayzel has been engaged as a consultant to the Corporation since January 1968. Pursuant to an oral agreement, Dr. Grayzel spends approximately 30 hours per week providing advice and counsel to the Corporation in the area of new product development. In consideration for these services, the Corporation paid Dr. Grayzel a consulting fee of $161,700 during fiscal year 2000.

Employment Contracts and Termination of Employment and Change in Control Arrangements

         The Corporation has entered into a employment agreement with Mr. Saper, dated as of July 1, 1996 (as amended, the "Saper Employment Agreement"). The Saper Employment Agreement is for a term of five years with automatic one-year extensions of the term unless either party gives notice of intent not to extend one hundred and eighty days before the end of a term. The Saper Employment Agreement provides for an annual base salary and increases to the base salary as determined by the Board of Directors or the Compensation Committee. On September

22, 1999, the Compensation Committee determined to increase Mr. Saper's annual base salary to $1,000,000. Pursuant to the terms of the Saper Employment Agreement, Mr. Saper is entitled to an annual bonus based on criteria determined by the Compensation Committee. Under the Saper Employment Agreement, Mr. Saper is also entitled to receive bonus compensation in accordance with any long-term and annual incentive compensation plans that are maintained by the Corporation for the benefit of its executives, and to participate in any other bonus plans maintained by the Corporation for its executives. See "Report of the Compensation Committee on Executive Compensation." Mr. Saper is also entitled to certain retirement benefits. See "Pension Plan and Supplemental Benefit Plans." Mr. Saper may terminate the Saper Employment Agreement for good reason, including a significant breach by the Corporation of its obligations thereunder or certain changes-in-control of the Corporation, in which event Mr. Saper is entitled to receive a lump-sum payment equal to his compensation as then in effect (including base salary and prior year's bonus compensation) multiplied by the number of years (including any partial years) remaining in his term of employment.

         The Corporation has entered into change of control agreements with various members of its management, including the Named Executives. Under these agreements, in the event of a change in control of the Corporation, the Named Executives would be entitled to a lump sum payment equal to 2.99 times their annual base salary then in effect plus bonus.


                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

         The Compensation Committee establishes and reviews the Corporation's arrangements and programs for compensating executive officers, including the Named Executives. The Compensation Committee is composed entirely of directors who are neither officers nor employees of the Corporation. The Compensation Committee has been advised by outside legal counsel and by compensation consultants in formulating the Compensation Committee's overall philosophy and objectives regarding executive compensation and in structuring the Chief Executive Officer's compensation package.

Compensation Philosophy and Objectives of the Corporation

         The Compensation Committee's policy is to design executive compensation packages that reward the achievement of both short-term and long-term objectives of the Corporation. Under this approach, the attainment of yearly earnings and other short-term targets is compensated through yearly bonuses under the bonus plans described below, and long-term performance of the Corporation is rewarded through the grant of stock options under the 1995 Stock Option Plan described above. The bonuses and stock options are in addition to executives' yearly base salaries, which are determined in a manner to be competitive with companies which the Compensation Committee believes are comparable to other corporations in the Corporation's industry.

         In December 1999, the Compensation Committee approved the Datascope Corp. Management Incentive Plan (the "Management Incentive Plan"), which is subject to shareholder approval. The Management Incentive Plan allows for bonus payments to eligible executives based on attainment of overall corporate and division financial thresholds and targets and certain subjective criteria; in the case of Mr. Saper, the thresholds and targets are limited to objective financial criteria. The thresholds and targets are established periodically by the Corporation's Board of Directors. Bonuses are granted to participants if the thresholds are achieved, and the size of the executive's bonus increases with the level of achievement up to a certain maximum level of bonus. However, the Compensation Committee has the discretion to (i) decrease or eliminate the award payable to any executive who is covered by Section 162(m) of the Code (such as Mr. Saper) (each a "Covered Employee"), or (ii) increase, decrease or eliminate the award payable to any other executive, to reflect the individual performance and contribution of, and other factors relating to, such executive.

         The Compensation Committee believes that, in addition to compensating executives for the long-term performance of the Corporation, the grant of stock options aligns the interest of the executives with those of the Corporation's shareholders. The Compensation Committee determines the recipients of stock option grants and the size of the grants consistent with these principles, and based on the employee's performance and position with the Corporation.

Compensation of the Chief Executive Officer

         Mr. Saper's compensation for fiscal year 2000 was determined by an employment agreement, dated as of July 1, 1996. The overall compensation included in the employment agreement was determined in a manner to be competitive with companies which the Compensation Committee believes are comparable to other corporations in the Corporation's industry. Under the Management Incentive Plan, Mr. Saper's total bonus compensation was $3,285,714 for fiscal year 2000. In the event that the Management Incentive Plan is not approved by the shareholders of the Corporation, the Compensation Committee may grant Mr. Saper another bonus for fiscal year 2000, a portion of which may not be deductible under Section 162(m) of the Code. In addition, Mr. Saper was granted an option to purchase

10% of the shares of common stock of Genisphere, Inc., a subsidiary of the Corporation ("Genisphere"). The grant of such options was designed to enhance the growth and success of Genisphere, thereby enhancing its value to the Corporation.

Deductibility of Executive Compensation

         Section 162(m) of the Code generally disallows a tax deduction for compensation over $1,000,000 paid to the Corporation's Chief Executive Officer and certain other highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Management Incentive Plan is subject to shareholder approval and contains the provisions necessary so that amounts payable to Mr. Saper (and other covered employees) under the Management Incentive Plan will not be subject to the deduction limitations of Section 162(m) of the Code.

                       Compensation Committee

                       Alan B. Abramson
                       Arno Nash

         The foregoing report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Corporation specifically incorporated this information by reference and shall not otherwise be deemed filed under such Acts.

Performance Graph

         The following graph compares the cumulative total shareholder return on Common Stock with the cumulative total return of the Standard & Poor's 500 Stock Index and the Standard & Poor's Medical Products and Supplies Index for the five year period commencing July 1, 1995 and each subsequent June 30 through June 30, 2000. The graph assumes that the value of the investment in Common Stock was $100 on July 1, 1995 and that all dividends were reinvested.

                                                                  S & P MEDICAL
  Measurement Period           DATASCOPE                            PRODUCTS
(Fiscal Year Covered)            CORP.          S & P 500          & SUPPLIES
---------------------            -----          ---------         -------------
       1995                       100             100                 100
       1996                       103             126                 131
       1997                       114             170                 174
       1998                       154             221                 233
       1999                       186             271                 277
       2000                       209             291                 301


                ITEM 2. APPROVAL OF THE MANAGEMENT INCENTIVE PLAN

         In December 1999, the Compensation Committee adopted the Management Incentive Plan (then named the Datascope Corp. Supplemental Incentive Plan). In May 2000, the Compensation Committee amended and restated the Management Incentive Plan. The purpose of the Management Incentive Plan is to benefit and advance the interests of the Corporation by rewarding selected employees of the Corporation and its subsidiaries and divisions (each such subsidiary or division is referred to herein as a "Business Unit") for their contributions to the Corporation's financial success and thereby motivate them to continue to make such contributions in the future by granting performance-based awards ("Awards"). The Management Incentive Plan provides for bonus payments to Participants (as defined below) based on any one or more performance criteria. Shareholder approval of the Management Incentive Plan is required in order for the Management Incentive Plan to be effective and for bonuses payable thereunder to a "covered employee" within the meaning of Section 162(m) of the Code whose "applicable employee remuneration" (within the meaning of Section 162(m) of the Code) for such Performance Period (as defined below) is expected to exceed $1,000,000 (each a "Covered Employee"), to be deductible under Section 162(m) of the Code.

         The following is a summary of the material terms of the Management Incentive Plan. Such summary, however, should be read in conjunction with, and is qualified in its entirety by, the complete text of the Management Incentive Plan, as set forth in Exhibit A to this Proxy Statement and incorporated herein by reference.

         Section 162(m) of the Code generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1,000,000 in any taxable year to the Chief Executive Officer or any of the four other most highly compensated executive officers. The Corporation intends to structure awards under the Management Incentive Plan so that any compensation paid under the Management Incentive Plan to any Covered Employee would be qualified "performance-based compensation" eligible for continued deductibility.

         Plan Administration. The Management Incentive Plan shall be administered by the Compensation Committee. The Compensation Committee is authorized to administer, interpret and apply the Management Incentive Plan and from time to time may adopt such rules, regulations and guidelines consistent with the provisions of the Management Incentive Plan as it may deem advisable to carry out the Management Incentive Plan, except that the Compensation Committee may authorize any one or more of its members, or any officer of the Corporation, to execute and deliver documents on behalf of the Compensation Committee. The Compensation Committee's interpretations of the Management Incentive Plan, and all actions taken and determinations made by the Compensation Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding on all parties concerned, including the Corporation, its shareholders and Participants. The Compensation Committee shall have authority to determine the terms and conditions of the Awards granted to Participants.

         Eligible Persons; Participants. Only employees of the Company or its business units who are at the level of Manager (or a level determined by the Compensation Committee to be equivalent to Manager) or at a more senior level are eligible to participate in the Management Incentive Plan ("Eligible Persons"). An individual shall be deemed an employee for purposes of the Management Incentive Plan only if such individual receives compensation from either the Corporation or one of its Business Units for services performed as an employee of the Corporation or any one of its Business Units for any period during a Performance Period (defined below). An Eligible Person who is a Covered Employee shall be entitled to participate in the Management Incentive Plan with respect to a Performance Period which has commenced only if he or she commenced employment on or before the beginning of each Performance Period or any later date described in Treasury Regulation 1.162-27(e)(2) (or any successor thereto). An Eligible Person who has been chosen to receive an Award under the Management Incentive Plan shall be referred to as a "Participant."

         Awards. Awards may be granted only to Participants with respect to each Performance Period, subject to the terms and conditions set forth in the Management Incentive Plan.

         Performance Period. Performance periods are established by the Compensation Committee, which may establish multiple Performance Periods within each fiscal year of the Corporation. A Performance Period is the period of time over which the Performance Threshold (described below) with respect to an Award must be satisfied. The length of any Performance Period is determined by the Compensation Committee, in its discretion, and need not be identical for all Awards.

         Performance Criteria. The Management Incentive Plan will adopt, with respect to each Participant, specific performance criteria, performance thresholds and performance targets, a percentage of such Participant's base salary (or fixed dollar amounts) to be awarded (subject to modification (as described below) if such Participant exceeds each performance threshold, for the Performance Period, and a mathematical formula or matrix which should contain weighting for each target and indicate the extent to which Awards will be paid if such performance thresholds are achieved or excluded. If a Participant does not exceed each performance threshold, then no bonus will be paid to such Participant.

         Section 162(m) of the Code requires performance awards for Covered Employees to be based upon objective performance criteria (on an absolute or relative basis, including comparisons of results for the Performance Period to prior periods or forecasts). For each Participant who is a Covered Employee, the performance criteria may include one or more of the following, derived from the Corporation's audited financial statements: (i) net sales, (ii) pre-tax earnings, (iii) after-tax earnings, (iv) operating earnings, and (v) earnings per share, each as determined in accordance with GAAP for the Corporation on a consolidated basis (collectively, the "Financial Criteria"). With respect to any Covered Employee who is employed by a Business Unit, the Financial Criteria shall be based on the results of such Business Unit, audited consolidated results of the Corporation, or a combination of the two.

         With respect to each Participant who is not a Covered Employee, the performance criteria established by the Compensation Committee may be any, or a combination of any, quantitative criteria (including, without limitation, any Financial Criteria) or qualitative criteria. If such Participant is employed by a Business Unit, then the Financial Criteria for such Participant may relate to either the results of such Business Unit or the results of such Business Unit and consolidated results of the Corporation.

         Maximum Award. The aggregate amount of any Award to any Participant for any Performance Period shall not exceed $5,000,000, and the aggregate amount of any Award or Awards to any Participant for any fiscal year shall not exceed $5,000,000.

         Calculation of Award; Certification. As soon as practicable after the end of the Performance Period, and based upon the applicable Financial Criteria, the Compensation Committee will determine with respect to each Participant whether and the extent to which such Participant's performance thresholds were exceeded, including the extent to which, if any, each target was attained or exceeded, and will calculate such Participant's award, if any, by taking into account these factors and the weighting for each target (subject to modification (as described below)). At such time, the Compensation Committee will certify in writing the amount of each award and whether each material term of the Management Incentive Plan relating to such award has been satisfied.

         Payment. So long as the Participant remains employed by the Corporation or a Business Unit through the date of certification of such Participant's Award, such Award will be payable in cash as promptly as practicable thereafter. See "Employment Requirement."

         Deferral. From time to time, prior to the end of a Performance Period, the Compensation Committee may, in its sole discretion (under uniform rules applicable to all Participants and in compliance with applicable law in effect at such time), offer Participants the opportunity to defer receipt of all or a portion of any Award that is made for such Performance Period.

         Modification of Awards. At any time prior to the payment of an Award, the Compensation Committee may, in its sole discretion, (i) increase, decrease or eliminate the Award payable to any Participant who is not a Covered Employee and who would not become a Covered Employee as a result of any such increase or
(ii) decrease or eliminate the Award payable to any Covered Employee, in each case to reflect the individual performance and contribution of, and other factors relating to, such Participant. The determination of the Compensation Committee shall be final and conclusive.

         Employment Requirement. No Participant shall have any right to receive payment of any Award unless such Participant remains in the employ of the Corporation or a Business Unit through the date of payment of such Award; provided, however, that the Compensation Committee may, in its sole discretion, pay all or any part of an Award to any Participant who, prior to such date of payment, retires, dies or becomes permanently disabled or where other special circumstances exist with respect to such Participant, so long as the Performance Thresholds applicable to the Participant's Targets were achieved or exceeded. The maximum amount of such payment, if any, will be calculated, and to the extent determined by the Compensation Committee, paid as provided in the Management Incentive Plan. The determination of the Compensation Committee shall be final and conclusive.

         Term, Amendment and Termination of the Management Incentive Plan. The Management Incentive Plan, if approved by shareholders, will be effective as of December 7, 1999. The Compensation Committee may at any time and from time to time alter, amend, suspend or terminate the Management Incentive Plan in whole or in part. No such amendment shall be effective which alters the Award, Target or other criteria relating to an Award applicable to a Covered Employee for the Performance Period in which such amendment is made or any prior Performance Period, except any such amendment that may be made without causing such Award to cease to qualify as performance-based compensation under Section 162(m) of the Code.

Board Recommendation

         The Board of Directors believes that it is in the best interests of the Corporation and its shareholders to approve the Management Incentive Plan. The approval of the Management Incentive Plan requires the affirmative vote of a majority of the votes cast at the Annual Meeting of Shareholders. Accordingly, the Board of Directors recommends that you vote FOR the approval of the Management Incentive Plan.

                                 OTHER BUSINESS

         The Board of Directors of the Corporation knows of no other matters to be presented at the Annual Meeting of Shareholders. However, if any other matters properly come before the Annual Meeting of Shareholders, or any adjournment or postponement thereof, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the persons named therein.

                              SHAREHOLDER PROPOSALS

         Proposals of shareholders intended to be presented at the next Annual Meeting of Shareholders must be received by the Corporation for inclusion in the Corporation's 2001 Proxy Statement and form of proxy on or prior to July 10, 2001.

                     ANNUAL REPORTS AND FINANCIAL STATEMENTS

         The Annual Report to Shareholders of the Corporation on Form 10-K for the fiscal year ended June 30, 2000 (the "Annual Report") is being furnished simultaneously herewith. The Annual Report is not to be considered a part of this Proxy Statement.

         Upon the written request of any shareholder of the Corporation, management will provide, free of charge, a copy of the Annual Report, including the financial statements and schedules thereto. Requests should be mailed to:
Datascope Corp., 14 Philips Parkway, Montvale, New Jersey 07645, Attention:
Secretary.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

         The Corporation's financial statements for the years ended June 30, 2000 and 1999 have been examined by the firm of Deloitte & Touche LLP, independent certified public accountants. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting of Shareholders to make a statement if they so desire and they are expected to be available to respond to appropriate questions.

         The Board of Directors intends to review the appointment of independent certified public accountants at a meeting subsequent to the Annual Meeting of Shareholders.

                              COST OF SOLICITATION

         The cost of soliciting proxies in the accompanying form has been or will be borne by the Corporation. The Corporation has engaged the firm of MacKenzie Partners, Inc. as proxy solicitors. The fee to such firm for solicitation services is estimated to be $8,500 plus reimbursement of out-of-pocket expenses. In addition, directors, officers and employees of the Corporation may solicit proxies personally or by telephone or other means of communication. Although there is no formal agreement to do so, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals, and the Corporation may reimburse them for any attendant expenses.

         It is important that your shares be represented at the meeting. If you are unable to be present in person, you are respectfully requested to sign the enclosed proxy and return it in the enclosed stamped and addressed envelope as promptly as possible.

                                  By Order of the Board of Directors,


                                  MURRAY PITKOWSKY
                                  Secretary

Dated:  October 27, 2000

                                                                      EXHIBIT A

                                 DATASCOPE CORP.

                            MANAGEMENT INCENTIVE PLAN
                    (Amended and Restated as of May 16, 2000)

         Section 1. Purpose. The purpose of the Datascope Corp. Management Incentive Plan, formerly named the Datascope Corp. Supplemental Incentive Plan, (the "Plan") is to benefit and advance the interests of Datascope Corp., a Delaware corporation (the "Company"), by rewarding selected employees of the Company and its subsidiaries and divisions (each such subsidiary or division is referred to herein as a "Business Unit") for their contributions to the Company's financial success and thereby motivate them to continue to make such contributions in the future by granting performance-based awards ("Awards").

         Section 2. Certain Definitions. For the purposes of the Plan the following terms shall be defined as set forth below:

              (a) "Applicable Employee Remuneration" has the meaning given to such term in Section 162(m)(4) of the Code.

              (b) "Base Salary Percentage" means a percentage of the Participant's annual base salary in effect as of the later of (i) the first day of the Performance Period or (ii) the common salary adjustment date within the Performance Period.

              (c) "Board" means the Board of Directors of the Company.

              (d) "Code" means the Internal Revenue Code of 1986, as amended.

              (e) "Committee" means the Compensation Committee of the Board.

              (f) "Company Plan" means the Fiscal Year Plan for the relevant Fiscal Year.

              (g) "Covered Employee" has the same meaning given to such term in
Section 162(m)(3) of the Code; provided, however, that a person will be considered a Covered Employee for purposes of this Plan only if such employee's Applicable Employee Remuneration for the relevant Fiscal Year is expected to exceed $1,000,000.

              (h) "Financial Criteria" has the meaning given to that term in
Section 6(a) hereof.

              (i) "Fiscal Year" means the fiscal year ending on June 30 or such other period that the Company may hereafter adopt as its fiscal year.

              (j) "Performance Period" means the period of time over which the Performance Threshold must be satisfied, which period may be of such length as the Committee, in its discretion, shall select. The Performance Period need not be identical for all Awards. Within one Fiscal Year, the Committee may establish multiple Performance Periods.

              (k) "Performance Threshold" has the meaning given to such term in
Section 6(b) hereof (in the case of a Covered Employee), or Section 7(b) hereof (in the case of a Participant who is not a Covered Employee).

              (l) "Target" has the meaning given to such term in Section 6(a) hereof (in the case of a Covered Employee), or Section 7(a) hereof (in the case of a Participant who is not a Covered Employee).

              Section 3. Administration of the Plan.

              (a) Generally. The Plan shall be administered by the Committee. The Committee is authorized to administer, interpret and apply the Plan and from time to time may adopt such rules, regulations and guidelines consistent with the provisions of the Plan as it may deem advisable to carry out the Plan, except that the Committee may authorize any one or more of its members, or any officer of the Company, to execute and deliver documents on behalf of the Committee. The Committee's interpretations of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding on all parties concerned, including the Company, its shareholders and Participants (as defined below). The Committee shall have authority to determine the terms and conditions of the Awards granted to Participants (as defined in Section 5 hereof).

              (b) Delegation. The Committee may delegate its responsibilities for administering the Plan to the Chief Executive Officer, as the Committee deems necessary. However, the Committee shall not delegate its responsibilities under the Plan relating to Covered Employees.

              (c) Reliance and Indemnification. The Committee may employ attorneys, consultants, accountants or other persons, and the Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. No member of the Committee nor the Chief Executive Officer shall be personally liable for any action, determination or interpretation taken or made in good faith by the Committee or the Chief Executive Officer with respect to the Plan or Awards granted hereunder, and all members of the Committee and the Chief Executive Officer shall be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

         Section 4. Eligible Persons. Only employees of the Company or its Business Units who are at the level of Manager (or a level determined by the Committee to be equivalent to Manager) or at a more senior level are eligible to participate in the Plan ("Eligible Persons"). An individual shall be deemed an employee for purposes of the Plan only if such individual receives compensation from either the Company or one of its Business Units for services performed as an employee of the Company or any one of its Business Units for any period during a Performance Period. An Eligible Person who is a Covered Employee shall be entitled to participate in the Plan with respect to a Performance Period which has commenced only if he or she commenced employment on or before the beginning of each Performance Period or any later date described in Treasury Regulation 1.162-27(e)(2) (or any successor thereto).

         Section 5. Awards; Participants. Awards may be granted only to Eligible Persons with respect to each Performance Period, subject to the terms and conditions set forth in the Plan. An Eligible Person who has been chosen to receive an Award under the Plan shall be referred to as a "Participant."

         Section 6. Determination of Targets, Performance Thresholds and Base Salary Percentage for Covered Employees. Prior to the beginning of each Performance Period or any later date described in Treasury Regulation 1.162-27(e)(2) (or any successor thereto), the Committee shall adopt each of the following with respect to each Participant who is a Covered Employee:

              (a) one or more Targets, which shall be equal to a desired level or levels for any Performance Period of any or a combination of the following business criteria on an absolute or relative basis (including comparisons of results for the Performance Period to either (x) results for the prior Performance Period or (y) the Company Plan or forecast for the Performance Period), and measured before extraordinary items and/or special items, derived from the Corporation's audited financial statements: (i) net sales, (ii) pre-tax earnings, (iii) after-tax earnings, (iv) operating earnings, and (v) earnings per share, each as determined in accordance with generally accepted accounting principles consistently applied for the Company on a consolidated basis (collectively, the "Financial Criteria"). With respect to any Covered Employee who is employed by a Business Unit, the Financial Criteria shall be based on the results of such Business Unit, audited consolidated results of the Company, or a combination of the two;

              (b) a Performance Threshold with respect to each Target, applicable to one or more Financial Criteria, which represents a minimum amount that must be attained for a Participant to receive an Award;

              (c) either (i) a Base Salary Percentage, or (ii) fixed monetary amounts, which, in each case, shall be payable as an Award in the event that 100% of such Participant's Targets are achieved.

              (d) a mathematical formula or matrix that shall contain weighting for each Target and indicate the extent to which Awards will be paid if such Participant's Performance Thresholds with respect to his or her Targets are achieved or exceeded.

              The Committee may make such adjustments, to the extent it deems appropriate, to the Targets and Performance Thresholds to compensate for, or to reflect, any material changes which may have occurred in accounting practices, tax laws, other laws or regulations, the financial structure of the Company, acquisitions or dispositions of Business Units or any unusual circumstances outside of management's control which, in the sole judgment of the Committee, alters or affects the computation of such Targets and Performance Thresholds or the performance of the Company or any relevant Business Unit (each an "Extraordinary Event").

         Section 7. Determination of Targets, Performance Thresholds and Base Salary Percentage For Participants Who Are Not Covered Employees. Prior to the end of the Performance Period, the Committee shall adopt each of the following with respect to each Participant who is not a Covered Employee:

              (a) one or more Targets, which shall be equal to a desired level or levels for any Performance Period of any, or a combination of any, quantitative criteria (the "Quantitative Criteria," which Quantitative Criteria may include, without limitation, any Financial Criteria) or qualitative criteria (the "Individual Criteria"). With respect to such Participants who are employed by a Business Unit, the Quantitative Criteria may be based on the results of such Business Unit, consolidated results of the Company, or a combination of the two;

              (b) a Performance Threshold with respect to each Target, applicable to one or more Quantitative Criteria or Individual Criteria, which represents a minimum that must be attained for a Participant to receive an Award;

              (c) either (i) a Base Salary Percentage, or (ii) fixed monetary amounts, which, in each case, shall be payable as an Award in the event that 100% of such Participant's Targets are achieved.

              (d) a mathematical formula or matrix that shall contain weighting for each Target and indicate the extent to which Awards will be paid if such Participant's Performance Thresholds with respect to his or her Targets are achieved or exceeded.

              The Committee may make such adjustments, to the extent it deems appropriate, to the Targets and Performance Thresholds to compensate for, or to reflect, any material changes which may have occurred in accounting practices, tax laws, other laws or regulations, the financial structure of the Company, acquisitions or dispositions of Business Units or any unusual circumstances outside of management's control which, in the sole judgment of the Committee, alters or affects the computation of such Targets and Performance Thresholds or the performance of the Company or any relevant Business Unit (each an "Extraordinary Event").

         Section 8. Calculation of Awards; Certification; Payment; Deferral. As soon as practicable after the end of the Performance Period, and based upon the applicable Financial Criteria, the Committee shall determine with respect to each Participant whether and the extent to which the Performance Thresholds applicable to such Participant's Targets were achieved or exceeded. Such Participant's Award, if any, shall be calculated in accordance with the mathematical formula or matrix determined pursuant to Section 6 or 7, as applicable, and subject to the limitations set forth in Section 9 hereof. The Committee shall certify in writing the amount of such Award and whether each material term of the Plan relating to such Award has been satisfied. Subject to
Section 9 hereof, such Award shall become payable in cash as promptly as practicable thereafter. However, from time to time, prior to the end of a Performance Period, the Committee may, in its sole discretion (under uniform rules applicable to all Participants and in compliance with applicable law in effect at such time), offer Participants the opportunity to defer receipt of all or a portion of any Award that is made for such Performance Period.

         Section 9. Limitations; Modifications to Awards. Each Award determined pursuant to Section 6 or 7 hereof shall be subject to modification or forfeiture in accordance with the following provisions:

              (a) Limitations. The aggregate amount of any Award to any Participant for any Performance Period shall not exceed $5,000,000, and the aggregate amount of any Award or Awards to any Participant for any Fiscal Year shall not exceed $5,000,000.

              (b) Modifications. At any time prior to the payment of an Award, the Committee may, in its sole discretion, (i) increase, decrease or eliminate the Award payable to any Participant who is not a Covered Employee and who would not become a Covered Employee as a result of any such increase or (ii) decrease or eliminate the Award payable to any Covered Employee, in each case to reflect the individual performance and contribution of, and other factors relating to, such Participant. The Committee may make such adjustments, to the extent it deems appropriate to any Award to compensate for, or to reflect, any Extraordinary Event. The determination of the Committee as to matters set forth in this Section 9(b) shall be final and conclusive.

         Section 10. Employment Requirement. No Participant shall have any right to receive payment of any Award unless such Participant remains in the employ of the Company or a Business Unit through the date of payment of such Award; provided, however, that the Committee may, in its sole discretion, pay all or any part of an Award to any Participant who, prior to such date of payment, retires, dies or becomes permanently disabled or where other special circumstances exist with respect to such Participant, so long as the Performance Thresholds applicable to the Participant's Targets were achieved or exceeded. The maximum amount of such payment, if any, will be calculated, and to the extent determined by the Committee, paid as provided in Section 6 or 7. The determination of the Committee shall be final and conclusive.

         Section 11. Miscellaneous.

              (a) No Contract; No Rights to Awards or Continued Employment. The Plan is not a contract between the Company and any Participant or other employee. No Participant or other employee shall have any claim or right to receive Awards under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained by the Company or any of its Business Units.

              (b) No Right to Future Participation. Participation in the Plan during one Performance Period shall not guarantee participation during any other Performance Period.

              (c) Restriction on Transfer. The rights of a Participant with respect to Awards under the Plan shall not be transferable by the Participant to whom such Award is granted (other than by will or the laws of descent and distribution), and any attempted assignment or transfer shall be null and void and shall permit the Committee, in its sole discretion, to extinguish the Company's obligation under the Plan to pay any Award with respect to such Participant.

              (d) Tax Withholding. The Company or a subsidiary thereof, as appropriate, shall have the right to deduct from all payments made under the Plan to a Participant or to a Participant's beneficiary or beneficiaries any Federal, state or local taxes required by law to be withheld with respect to such payments.

              (e) No Restriction on Right of Company to Effect Changes. The Plan shall not affect in any way the right or power of the Company or its shareholders to make or authorize any recapitalization, reorganization, merger, acquisition, divestiture, consolidation, spin off, combination, liquidation, dissolution, sale of assets, or other similar corporate transaction or event involving the Company or a subsidiary thereof or any other event or series of events, whether of a similar character or otherwise.

              (f) Source of Payments. The Plan shall be unfunded. The Plan shall not create or be construed to create a trust or separate fund or segregation of assets of any kind or a fiduciary relationship between the Company and a Participant or any other individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof. To the extent that any Participant is granted an Award hereunder, such Participant's right to receive payment of such Award shall be no greater than the right of any unsecured general creditor of the Company.

              (g) No Interest. If the Company for any reason fails to make payment of an Award at the time such Award becomes payable, the Company shall not be liable for any interest or other charges thereon.

              (h) Amendment and Termination. The Committee may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part. No such amendment shall be effective which alters the Award, Target or other criteria relating to an Award applicable to a Covered Employee for the Performance Period in which such amendment is made or any prior Performance Period, except any such amendment that may be made without causing such Award to cease to qualify as performance-based compensation under Section 162(m)(4)(C) of the Code.

              (i) Governmental Regulations. The Plan, and all Awards hereunder, shall be subject to all applicable rules and regulations of governmental or other authorities.

              (j) Headings. The headings of sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

              (k) Governing Law. The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of New Jersey, without regard to the choice-of-law principles thereof, and applicable federal law.

              (l) Severability. If any term or provision ("Provision") of the Plan or the application thereof (i) as to any Participant or circumstance (other than as described in clause (ii)) is, to any extent, found to be illegal or invalid, or (ii) would cause any Award to any Covered Employee not to constitute performance-based compensation under Section 162(m)(4)(C) of the Code, then the Committee shall sever such Provision from the Plan and, thereupon, such Provision shall not be a part of the Plan.

              (m) Effective Date. The Plan shall be effective as of December 7, 1999; provided, however, that it shall be a condition to the effectiveness of the Plan, and any Awards made on or after December 7, 1999, that the shareholders of the Company ("Shareholders") approve the Plan at the 2000 Annual Meeting of Shareholders. Such approval shall meet the requirements of Section 162(m) of the Code and the regulations thereunder. If such approval is not obtained, then the Plan shall not be effective and any Award made hereunder shall be void ab initio.

              (n) Approval and Reapproval by Shareholders. To the extent required under Section 162(m) of the Code and the regulations thereunder, (i) any change to the material terms of the Financial Criteria shall be disclosed to and approved by the Shareholders at the next Annual Meeting of Shareholders to be held following such change, and (ii) the material terms of the Financial Criteria shall be disclosed to and reapproved by the Shareholders no later than the Annual Meeting of Shareholders that occurs in the fifth year following the year in which Shareholders approve the Financial Criteria.

PROXY                            DATASCOPE CORP.                    COMMON STOCK

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
            OF THE CORPORATION FOR THE ANNUAL MEETING OF SHAREHOLDERS
                                DECEMBER 12, 2000

            The undersigned hereby constitutes and appoints LAWRENCE SAPER and MURRAY PITKOWSKY, and each of them, with full power of substitution, attorneys and proxies to represent and to vote all of the shares of common stock, par value $.01 per share, of DATASCOPE CORP. that the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, at the Annual Meeting of the Shareholders of DATASCOPE CORP., to be held at The Chase Manhattan Bank - Conference Center, 270 Park Avenue, 11th Floor, New York, New York 10017-2070, on December 12, 2000 at 11:00 a.m., local time, and at any adjournment or postponement thereof, on all matters coming before said meeting:

      1. ELECTION OF DIRECTORS. Nominees: Lawrence Saper and Arno Nash (Mark only one of the following boxes.)

            |_| VOTE FOR all nominees listed above, except vote withheld as to the following nominees (if any): __________________

            |_| VOTE WITHHELD from all nominees.

      2. PROPOSAL TO APPROVE THE DATASCOPE CORP. MANAGEMENT
         INCENTIVE PLAN.

            |_| FOR            |_| AGAINST              |_| ABSTAIN

      3. In their discretion, upon any other business that may properly come before the meeting or any adjournment or postponement thereof.

                        (Continue and sign on other side)

                           (Continued from other side)

         This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election as directors of the nominees of the Board of Directors and FOR the proposal to approve the Datascope Corp. Management Incentive Plan.

         The undersigned acknowledges receipt of the accompanying Proxy Statement dated October 27, 2000.

                                 Dated: ____________________, 2000

                                 _________________________________

                                 _________________________________
                                     Signature of Shareholder(s)

                                 (When signing as attorney, trustee, executor, administrator, guardian, corporate officer, etc., please give full title. If more than one trustee, all should sign. Joint owners must each sign.) Please date and sign exactly as name appears above.
                                 I plan |_| I do not plan |_|
                                 to attend the Annual Meeting.

                                      2